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                                                                    Exhibit 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of CONNECTICUT BUSINESS SYSTEMS, INC. dated February 16, 1998, in the Registration Statement (Form S-4) and related prospectus of Global Imaging Systems, Inc. 1998 for the registration of $100,000,000 aggregate principal amount of 10-3/4% senior subordinated notes due 2007.

                                          ARTHUR ANDERSEN LLP

                                          By: /s/ Philip M. Cahill
                                              --------------------

Hartford, Connecticut
April 30, 1999